SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                 FORM 11-K

           FOR ANNUAL REPORT OF EMPLOYEE STOCK PURCHASE, SAVINGS
            AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     [X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
          SECURITIES EXCHANGE ACT OF 1934

                For the fiscal year ended December 31, 1994

                                    OR

     [ ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF
          THE SECURITIES EXCHANGE ACT OF 1934


                    Commission file number:   33-41313


     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                        Bairnco Corporation 401(K)
                          Savings Plan and Trust

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            Bairnco Corporation
                              2251 Lucien Way
                          Maitland, Florida 32751







            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Advisory Committee of
Bairnco Corporation 401(k) Savings Plan and Trust:


We have audited the accompanying statements of net assets available for benefits of Bairnco Corporation 401(k) Savings Plan and Trust as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of reportable transactions, assets held for investment and transactions with parties in interest are presented for purposes of complying with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. Such schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



Orlando, Florida
March 17, 1995
                                        Arthur Andersen LLP


                            BAIRNCO CORPORATION

                       401(k) SAVINGS PLAN AND TRUST

              STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                     AS OF DECEMBER 31, 1994 AND 1993


                                         1994         1993
                 ASSETS

INVESTMENTS, at market value (Note 3)

     Money market fund               $   435,919  $   245,206
     Corporate bond fund                 309,654      279,304
     Common stock fund                   679,727      547,225
     Bairnco common stock fund           136,704       48,562

          TOTAL INVESTMENTS            1,562,004    1,120,297

RECEIVABLES

     Participants' contributions          56,399       48,561
     Accrued investment income             6,949        2,318

          TOTAL RECEIVABLES               63,348       50,879

          TOTAL ASSETS                 1,625,352    1,171,176

NET ASSETS AVAILABLE FOR BENEFITS    $ 1,625,352  $ 1,171,176

















The accompanying notes are an integral part of these financial statements.

                            BAIRNCO CORPORATION

                       401(k) SAVINGS PLAN AND TRUST

        STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

              FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                 (Note 6)

                                          1994         1993

NET ASSETS AVAILABLE FOR BENEFITS,
  beginning of year                   $ 1,171,176  $   680,440

ADDITIONS
  Participants' contributions             678,506      546,062
  Investment income                        63,602       23,354
  Net realized and unrealized
    depreciation on investments
    (Note 2)                              (79,905)      (2,802)

                                          662,203      566,614

DEDUCTIONS
  Distributions                           194,389       69,403
  Administrative expenses (Note 4)         13,638        6,475

                                          208,027       75,878
NET ASSETS AVAILABLE FOR BENEFITS,
  end of year                         $ 1,625,352  $ 1,171,176















The accompanying notes are an integral part of these financial statements.

                            BAIRNCO CORPORATION

                       401(k) SAVINGS PLAN AND TRUST

                       NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1994 and 1993


1.   PLAN DESCRIPTION:

     The following description of the Bairnco Corporation 401(k) Savings Plan and Trust (the "Plan") provides only general information. Participants of the Plan should refer to the Plan document for a complete description of the Plan's provisions. The Plan document is available from Bairnco Corporation at its offices in Maitland, Florida.

General

     Bairnco Corporation ("Bairnco" or the "Corporation") established the Plan effective July 1, 1991. The Plan is a defined contribution plan under which all full-time employees become eligible for participation after the completion of six months of service and the attainment of age eighteen. Employees who are eligible for participation may enroll in the Plan as of any January 1 or July 1. Once an employee enrolls in the Plan, salary deferrals (contributions) may commence on any quarterly date of January 1, April 1, July 1 or October 1. The Plan excludes non-resident aliens, leased employees and independent contractors from participating in the Plan. Union employees of the Corporation are permitted to participate in the Plan. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

     Under the terms of the Plan, allowable contributions are outlined as follows:

     Employee Contributions - The participants may elect to defer a minimum of 1% and a maximum of 25% of compensation, as defined in the Plan, not to exceed $9,240 and $8,994, for 1994 and 1993, respectively. The maximum dollar amount that may be deferred is adjusted annually by the Internal Revenue Service. The amount of the compensation which is deferred, plus any earnings or losses on that amount, is not subject to federal income tax until the funds are actually distributed to the participant by the Plan. However, contributions are subject to FICA (Social Security and Medicare Taxes) even though the compensation has not yet been distributed.

     Employer Contributions - Although the Corporation may make matching contributions pursuant to the Plan, no such contributions were made to the Plan during 1994 or 1993.
     In order to satisfy the rules of Section 401(k) of the Internal Revenue Code, contributions to the Plan by the Highly Compensated Participant group (as defined in the Plan) are limited to an average deferral percentage based upon the average deferral percentage of the Non-Highly Compensated Participant group (as defined in the Plan).

Participant Accounts

     Participants' contributions to the Plan are placed into a trust fund which is maintained for the exclusive benefit of the Plan's participants or a participant's designated beneficiary in the event of the death of the participant. Within the trust fund, separate accounts are maintained for each participant into which are allocated the portion of the trust fund attributable to each participant's contributions and investment earnings and losses. The Trustee's (see Note 4) direct costs of administering the Trust Fund and the individual participant accounts are charged to the participants' accounts. The benefit to which a participant is entitled is the amount that can be provided from the participant's aggregate account.

Vesting

     A participant shall at all times have a 100 percent nonforfeitable interest in the value of his/her account attributable to all contributions made plus or minus investment earnings and losses thereon and related administrative costs.

     The vested portion of any participant's employer matching account shall be 20% after three years of service and 20% each year thereafter, so that the employee's accrued benefit relating to employer contributions will be 100% vested after seven years, regardless of when the contribution was made during the term of employment.

Transfers From Other Qualified Plans

     Participants who have an interest in any other qualified employee benefit plan (as described in Section 401(a) of the Internal Revenue Code) may transfer the distributions from these plans directly into the Plan at the discretion of the Administrative Committee (see Note 4).

Distributions

     A participant who has attained age 59-1/2 may elect, by filing a written application with the Administrative Committee, to withdraw any amount up to 100 percent of the vested portion of his account, for any reason. For participants who have not attained age 59-1/2, the reasons for such withdrawals are restricted to those defined in the Plan.

     Upon termination of employment, a participant can elect to have the balance in the participant's account distributed to the participant in a single lump sum cash distribution or a partial distribution if requested in writing by the participant. As an alternative, the participant may also elect to leave the related funds in the Plan or transfer the related funds into another qualified plan.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The accounting records of the Plan and the Plan's assets are maintained by SunBank, N.A.. The participants' account balances are determined on the cash basis; however, the Plan's financial statements contained herein are presented on an accrual basis.

     Investments are stated at fair market value. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Any unlisted securities are valued at the bid price next preceding the close of business on the valuation date.

     Any unrealized appreciation/depreciation on investments represents the difference between fair value of investments at the beginning of the Plan year or when acquired, whichever is later, and the fair value of investments at the end of the Plan year. Net realized gains/(losses) from the sale of investments amounted to $2,542 and $(5,408) for the Plan years ended December 31, 1994 and 1993, respectively.


3.   INVESTMENTS:

     There are four investment options into which participants may direct the investment of their accounts. These are a Corporate Equity Fund (common stock fund), an Intermediate Fixed Income Fund (corporate bond fund), a Retirement Reserve Fund (money market fund) and the Bairnco Corporation Common Stock Fund (Bairnco common stock fund). Participants may separately direct the investment of future deferrals and existing account balances into these four investment options in increments of 10%. During 1993 and 1994, participants were permitted to modify their elections for investment of future deferrals and existing account balances between investment funds as of January 1, April 1, July 1 or October 1. Notice of the change had to be given to the Plan Administrator prior to the fifth business day of the month preceding the date of change.

     Investments within the corporate bond fund and common stock fund are made by the Plan Trustee (Note 4) on behalf of the Plan. These investments are maintained in an investment portfolio with the Corporation's defined retirement benefit plan investments. As such, the individual stock and bond investments allocable to the Plan cannot be specifically identified in the attached Schedule of Assets Held for Investment. The combined statements of investments for these funds may be obtained from the Plan Trustee.


4.   TRUST AGREEMENT:

     Since the inception of the Plan, SunBank, N.A. has acted as Plan Trustee pursuant to the Plan document which is signed by the Corporation and Trustee. SunBank, N.A. manages the Plan assets, makes investment decisions within the funds and makes distributions to participants as directed by the Plan Administrator. The 401(k) Administrative Committee of the Corporation is the Plan Administrator. Expenses incurred by the Plan Trustee or the Plan Administrator in the performance of their duties may be paid by the Plan or the Corporation at the Corporation's discretion.


5.   PLAN TERMINATION:

     Although it has not expressed any intent to do so, the Corporation reserves the right under the Plan to terminate the Plan, in whole or in part, at any time. In the event of the Plan's termination, the Plan assets will be distributed to the participants in lump sum distributions or transferred to another qualified plan at the direction of the participant. Upon the Plan's termination all amounts credited to participants' accounts are 100% vested.

6.   CHANGES IN NET ASSETS BY INVESTMENT FUND:

     The following schedule presents changes in the net assets of the investment funds for the year ended December 31, 1994.

                                                                   BAIRNCO
                                 COMMON     CORPORATE   MONEY      COMMON
                                 STOCK      BOND        MARKET     STOCK
                                 FUND       FUND        FUND       FUND       TOTAL
NET ASSETS AVAILABLE
  FOR PLAN BENEFITS, 01/01/94   $ 574,012  $ 286,896  $ 264,725  $  45,543  $1,171,176

ADDITIONS:
  Participants' contributions     343,699    141,741    158,863     34,203     678,506
  Investment income                39,684      6,114     14,684      3,120      63,602
  Net realized and unrealized
    appreciation (depreciation)
    on investments                (81,918)    (4,076)       --       6,089     (79,905)
  Transfers from other funds        1,865        --      64,746     62,261     128,872
                                  303,330    143,779    238,293    105,673     791,075
DEDUCTIONS:
  Distributions                  (101,653)   (35,051)   (48,421)    (9,264)   (194,389)
  Administrative expenses          (6,191)    (3,109)    (3,384)      (954)    (13,638)
  Transfers to other funds        (59,419)   (69,453)       --         --     (128,872)
                                 (167,263)  (107,613)   (51,805)   (10,218)   (336,899)

NET ASSETS AVAILABLE
  FOR PLAN BENEFITS, 12/31/94   $ 710,079  $ 323,062  $ 451,213  $ 140,998  $1,625,352

7.   TRANSACTIONS WITH PARTIES IN INTEREST:

     Under Department of Labor Rules and Regulations for Reporting and Disclosure, the Plan is required to report investment transactions with and compensation paid to a "party in interest". The term "party in interest" is broadly defined but includes Bairnco Corporation as the Plan's sponsor, SunBank, N.A., as Plan Trustee, and any person or corporation which renders services to the Plan. Certain 1994 and 1993 fees for legal and accounting services provided in connection with the Plan were paid by the Plan sponsor on behalf of the Plan during these years. Additional fees paid by the Plan during 1994 and 1993 for services rendered by parties in interest were based on rates which the Plan's Administrator believes were customary and reasonable.


8.   INCOME TAX STATUS:

     The Plan obtained its latest determination letter on November 6, 1992, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the plan's tax counsel believe the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax exempt as of December 31, 1994.


9.   SUPPLEMENTAL SCHEDULES:

     Supplemental Schedule I lists the reportable transactions of the Plan for the year ended December 31, 1994. Purchases and sales are made at current value on the date of transaction.

     Supplemental Schedule II lists the Plan assets held for investment at December 31, 1994.

     Supplemental Schedule III lists transactions with parties in interest of the Plan for the year ended December 31, 1994.

                                                                  SCHEDULE  I

                            BAIRNCO CORPORATION

                      401 (k) SAVINGS PLAN AND TRUST

                    SCHEDULE OF REPORTABLE TRANSACTIONS

                   FOR THE YEAR ENDED DECEMBER 31, 1994



                                                                             Sales
                                                       Sales      Sales     Net Gain
Description of Asset                    Purchases      Cost      Proceeds    (Loss)
Money Market Fund

Purchases:
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares   $  243,517
Sales:
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares               $   52,805  $   52,805  $    --

      Total Money Market Fund           $  243,517  $   52,805  $   52,805  $    --

Corporate Bond Fund

Purchases:
  SunTrust Corporate Inter Fixed
    Income Fund, 3,091 units between
    $24.19 and $24.91 per unit          $   75,886
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares      504,350
  STI Classic Investment Grade
    Bond Fund, 37,042.317 units
    between $9.54 and $9.71 per unit       359,033
Sales:
  SunTrust Corporate Inter Fixed
    Income Fund, 14,238 units between
    $24.33 and $24.76 per unit                      $  339,471  $  351,785  $ 12,314
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares                  507,653     507,653       --
  STI Classic Investment Grade
    Bond Fund, 4,719.545 units
    between $9.55 and $9.68 per unit                    45,791      45,405      (386)

      Total Corporate Bond Fund         $  939,269  $  892,915  $  904,843  $ 11,928

Common Stock Fund

Purchases:
  STI Classic Capital Growth Fund,
    35,601.77 units between
    $10.83 and $12.73 per unit          $  418,274
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares      423,413
Sales:
  STI Classic Capital Growth Fund,
    18,103.255 units between
    $10.83 and $12.49 per unit                      $  216,073  $  211,289  $ (4,784)
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares                  415,977     415,977       --

      Total Common Stock Fund           $  841,687  $  632,050  $  627,266  $ (4,784)

(Schedule I continued)
                                                                             Sales
                                                       Sales      Sales     Net Gain
Description of Asset                    Purchases      Cost      Proceeds    (Loss)

Bairnco Common Stock Fund

Purchases:
  Bairnco Corporation Common Stock,
    23,862 units between $3.25
    and $5.25 per unit                  $   94,458
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares      102,488
Sales:
  STI Classic Prime Quality Money
    Market Fund, Class A Trust Shares               $  104,917  $  104,917  $    --

      Total Bairnco Common Stock Fund   $  196,946  $  104,917  $  104,917  $    --








The accompanying notes are an integral part of this schedule.

                                                             SCHEDULE II

                            BAIRNCO CORPORATION

                       401(k) SAVINGS PLAN AND TRUST

                  SCHEDULE OF ASSETS HELD FOR INVESTMENT

                          AS OF DECEMBER 31, 1994


                                      Market Value               Unrealized
Description                             (Note 2)       Cost     Depreciation
Common Stocks

  Bairnco Corporation, 33,642 shares   $  136,704   $  153,277   $(16,573)
  Other Common Stock                      679,727      741,836    (62,109)

     Total Common Stocks               $  816,431   $  895,113   $(78,682)

Other Investments

  Money Market Funds                   $  435,919   $  435,919   $    --
  Corporate Bonds                         309,654      313,242     (3,588)

     Total Other Investments           $  745,573   $  749,161   $ (3,588)

     Total                             $1,562,004   $1,644,274   $(82,270)




The accompanying notes are an integral part of this schedule.


                                                       SCHEDULE III

                            BAIRNCO CORPORATION

                       401(k) SAVINGS PLAN AND TRUST

             SCHEDULE OF TRANSACTIONS WITH PARTIES IN INTEREST

                   FOR THE YEAR ENDED DECEMBER 31, 1994

Description                                               Amount
Sold 359 shares of Bairnco Corporation Common Stock
  at $3.750 less commission of $43.08                    $  1,303

Sold 1,047 shares of Bairnco Corporation Common Stock
  at $3.625 less commission of $94.23                    $  3,701

Sold 719 shares of Bairnco Corporation Common Stock
  at $4.125 less commission of $64.71                    $  2,901

Purchased 516 shares of Bairnco Corporation Common
  Stock at $3.750 plus commission of $61.92              $ (1,997)

Purchased 4,965 shares of Bairnco Corporation Common
  Stock at $3.250 plus commission of $446.85             $(16,583)

Purchased 1,345 shares of Bairnco Corporation Common
  Stock at $3.625 plus commission of $121.05             $ (4,997)

Purchased 538 shares of Bairnco Corporation Common
  Stock at $3.625 plus commission of $48.42              $ (1,999)

Purchased 402 shares of Bairnco Corporation Common
  Stock at $4.875 plus commission of $36.18              $ (1,996)

Purchased 636 shares of Bairnco Corporation Common
  Stock at $5.250 plus commission of $57.24              $ (3,396)

Purchased 1,036 shares of Bairnco Corporation Common
  Stock at $4.250 plus commission of $93.24              $ (4,496)

Purchased 12,224 shares of Bairnco Corporation Common
  Stock at $4.000 plus commission of $1,100.16           $(49,996)

Purchased 2,200 shares of Bairnco Corporation Common
  Stock at $4.000 plus commission of $198.00             $ (8,998)




The accompanying notes are an integral part of this schedule.







                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BAIRNCO CORPORATION 401(K)
                                              SAVINGS PLAN AND TRUST
                                                  (Name of Plan)




Date:   March 17, 1995                  By:  /s/ J. Robert Wilkinson
                                             J. ROBERT WILKINSON
                                             Administrative Committee Member